UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Remy International, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following information was filed with the Securities and Exchange Commission on September 14, 2015 by Remy International, Inc. on Form 8-K (Item 8.01. Other Events).
This Current Report on Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 12, 2015, among Remy International, Inc., a Delaware corporation (the “Company”), BorgWarner Inc. (“Parent”) and Band Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) pursuant to which it is currently expected that Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”).
After the filing and dissemination of the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 18, 2015 (the “Definitive Proxy Statement”), three lawsuits (Maxine Phillips v. Remy International, Inc., et al., No. 1:15-cv-01343-TWP-TAB (S. D. Ind.); Jason Garcia v. Remy International, Inc., et al., No. 1:15-cv-01385-TWP-DKL (S.D. Ind.); and Stephen Bushansky v. Remy International, Inc., et al., No. 1:15-cv-01361-RLY-MJD (S.D. Ind.)) (the “Actions”) were filed in the United States District Court, Southern District of Indiana, Indianapolis Division (the “Court”) against the Company and its directors, alleging certain violations of Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934 in connection with the proposed Merger.

On September 14, 2015, the Company executed a memorandum of understanding (the “MOU”) with the plaintiffs in each of the Actions providing for the settlement of the Actions.
The Company believes that no further supplemental disclosure is required under applicable laws. However, to avoid the burden, expense, risk, inconvenience, and distraction of continued litigation, including the risk of such litigation delaying or adversely affecting the Merger, the Company has agreed, pursuant to the terms of the proposed settlement and memorialized in the MOU, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement contemplated by the parties will be subject to customary conditions, including Court approval following notice to the Company’s stockholders and final certification, pursuant to Federal Rule of Civil Procedure 23(b)(1) and/or (b)(2), of the Actions as a non-opt-out class that includes, among others, all record and beneficial holders of the Company’s common stock who held Company common stock at any time between and including July 13, 2015 and the effective date of the Merger. After the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court will consider the fairness and reasonableness of the settlement. If the settlement is finally approved by the Court, it will resolve and release all claims by the class that were or could have been brought challenging the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal made by stockholders of the Company in accordance with Section 262 of the General Corporation Law of the State of Delaware), pursuant to terms that will be disclosed to stockholders of the Company prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Court for an award of attorneys’ fees and expenses to be paid by the Company or its successor. The Company or its successor shall pay or cause to be paid any attorneys’ fees and expenses awarded by the Court. There can be no assurance that the parties will enter into a stipulation of settlement, that the Court will approve the settlement even if the parties were to enter into such stipulation or that the Actions will be certified as a non-opt-out class. In any such event, the proposed settlement as contemplated by the MOU would be null and void.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
In connection with the settlement of the actions noted above, the Company has agreed to make the following supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.
Summary-Vote Required
The following disclosure supplements the fifth paragraph under - Vote Required appearing on pages 2-3 of the Definitive Proxy Statement.
As disclosed on page 10 of the Proxy Statement on Schedule 14A filed by the Company with the SEC on April 30, 2015, Company director Arik W. Ruchim is a partner of H Partners Management, LLC. As shown on page 90 of the Definitive Proxy Statement, based solely on information currently available to the Company from filings with the SEC on Schedules 13D and 13G filed prior to August 14, 2015, H Partners, taken as a whole, was the second largest stockholder of the Company as of August 14, 2015. Also as shown on page 90 of the Definitive Proxy Statement, based solely on information currently-available to the Company from filings with the SEC on Schedules 13D and 13G filed prior to August 14, 2015, the largest stockholder of the Company as of

August 14, 2015 was FMR LLC, which, according to a Schedule 13G filed by FMR LLC on August 10, 2015, owned 3,843,336 Company shares as of August 10, 2015.
The Merger-Opinion of UBS Securities LLC
The following disclosure supplements and restates the first paragraph under - Illustrative Discounted Cash Flow Analysis appearing on pages 41-42 of the Definitive Proxy Statement.
UBS performed an illustrative discounted cash flow analysis of the Company utilizing financial forecasts and estimates prepared by the Company's management, and UBS's calculation of unlevered free cash flows (calculated as earnings before interest, taxes, depreciation and amortization and stock-based compensation, referred to in this section of the proxy statement as EBITDA, less unlevered taxes, less total capital expenditures, less increases in working capital and less restructuring charges) based on such financial forecasts and estimates. See the section entitled "The Merger-Certain Company Forecasts" beginning on page 45 for more information regarding the forecasts and estimates provided by the Company's management. UBS calculated a range of implied present values (as of June 30, 2015) of the standalone unlevered, after-tax, free cash flows that the Company was forecasted to generate from the period of July 1, 2015 through calendar year 2019 and of terminal values for the Company. Implied terminal values were derived by applying to the Company's calendar year 2019 estimated Adjusted EBITDA a range of estimated trailing EBITDA exit multiples of 6.0x to 7.5x. Present values of cash flows and terminal values were calculated using discount rates ranging from 9.75% to 11.25%, which range was selected based on the weighted average cost of capital of the Company (utilizing the cost of equity as determined by the capital asset pricing model).Although UBS considered the impact of the Company’s net operating loss carryforwards (NOLs), UBS determined that the net effect of tax assets, such as NOLS, and liabilities was not significant enough to impact its analysis.  This was due, in part, to the annual limitation on NOL usage and the potential negative tax impact arising from the Company’s bilateral advance pricing agreement between the U.S. and South Korea.

The following disclosure supplements and restates the chart appearing on page 43 of the Definitive Proxy Statement.

	Enterprise Value/ EBITDA			P/E
	LTM	2015E	2016E	2015E	2016E
US & Canada Light Vehicle OEM Suppliers
Delphi Automotive	10.3x	9.9x	8.8x	14.8x	12.5x
BorgWarner	8.5x	9.4x	8.2x	16.7x	13.9x
Federal-Mogul Corporation	7.5x	7.3x	6.1x	15.4x	10.0x
Magna International	6.4x	7.2x	6.5x	12.2x	10.1x
Lear Corporation	6.9x	6.3x	5.8x	10.8x	9.5x
Tenneco Inc.	5.6x	5.5x	4.9x	11.6x	9.9x
Dana Corporation	5.2x	5.3x	4.9x	9.3x	8.1x
Metaldyne Performance Group Inc.	6.0x	5.6x	5.4x	9.6x	9.1x
American Axle & Manufacturing Holdings, Inc.	5.4x	5.1x	4.9x	7.3x	7.0x
Tower International	4.8x	5.1x	4.6x	8.5x	8.7x
Mean	6.7x	6.7x	6.0x	11.6x	9.9x
Median	6.2x	5.9x	5.6x	11.2x	9.7x

US & Canada Comm. Vehicle OEM Suppliers
Stoneridge, Inc.	8.8x	7.7x	6.2x	14.3x	10.8x
Cummins Inc.	8.0x	7.4x	6.7x	12.9x	11.6x
Meritor, Inc.	6.7x	6.7x	6.1x	9.0x	7.5x
Accuride International	6.0x	5.3x	5.1x	14.2x	8.4x
Commercial Vehicle Group, Inc.	6.1x	5.1x	4.5x	11.2x	8.6x
Modine Manufacturing Company	4.9x	4.8x	4.3x	13.6x	11.8x
Mean	6.7x	6.2x	5.5x	12.5x	9.8x
Median	6.4x	6.0x	5.6x	13.2x	9.7x

Aftermarket Parts Suppliers
Dorman Products, Inc.	10.5x	10.0x	8.7x	17.8x	15.4x
Standard Motor Products, Inc.	8.0x	7.7x	6.9x	13.5x	11.9x
Motorcar Parts of American, Inc.	8.2x	7.3x	6.5x	14.2x	12.6x
Mean	8.9x	8.3x	7.4x	15.2x	13.3x
Median	8.2x	7.7x	6.9x	14.2x	12.6x

Overall Mean	7.0x	6.8x	6.1x	12.5x	10.4x
Overall Median	6.7x	6.7x	6.1x	12.9x	10.0x
Company @ Offer Price of $29.50 (3/31/15A)*	9.2x	9.1x	7.5x	14.2x	13.7x
Company @ Offer Price of $29.50 (I/B/E/S 3/31/15A)*	9.2x	9.4x	7.9x	13.9x	13.7x
Company @ Offer Price of $29.50 (6/30/15E)**†	10.1x	9.1x	7.5x	14.2x	13.7x
___________________
*3/31/15A Enterprise Value assumes, among other things, (i) 32.0 million shares of Company common stock outstanding, (ii) $331.3 million in Company debt outstanding and (iii) $87.3 million in Company cash.

**6/30/15E Enterprise Value assumes, among other things, (i) 32.0 million shares of Company common stock outstanding, (ii) $349.5 million in Company debt outstanding and (iii) $102.4 million in Company cash.

†6/30/15 EBITDA projections are the 6/30/15 Adjusted EBITDA projections provided by Company management. Please see "The Merger-Certain Company Forecasts" on page 45 of this proxy statement for further information regarding these projections.

The following disclosure supplements and restates the first chart appearing on page 44 of the Definitive Proxy Statement.

				Enterprise Value / LTM
Announcement Date	Acquirer	Target	Enterprise Value ($mm)	Sales	EBITDA
February 2015	MAHLE GmbH	Delphi Automotive (Thermal division)	727		9.5x
December 2014	Hahn & Co. / Hankook Tire Co.	Halla Visteon Climate Control Corp. (70% stake)	5,143*	1.0x*	10.1x*
September 2014	ZF Friedrichshafen AG	TRW Automotive	13,500	0.8x	7.6x
October 2012	American Securities LLC	HHI Group Holdings LLC	722	0.8x	5.1x
November 2010	Rank Group Ltd.	UCI International Ltd.	971	1.0x	6.0x
November 2009	Faurecia	EMCON Technologies	570	0.2x	7.3x
*Represents a transaction value for a 100% stake in Visteon’s HVCC business. Hahn & Co. acquired a 70% stake in Visteon’s HVCC business for approximately $3.6 billion.
The following disclosure supplements and restates the first paragraph under - Miscellaneous appearing on page 45 of the Definitive Proxy Statement.
            Under the terms of UBS' engagement, the Company agreed to pay UBS for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $8.6 million, a portion of which has been paid in connection with UBS' opinion and approximately $7.6 million of which is contingent upon consummation of the merger. In addition, the Company agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the past, UBS and its affiliates have provided investment banking and financial advisory services to the Company unrelated to the merger, for which UBS and its affiliates received compensation, including having acted as financial advisor to the Company in its 2014 transaction with Fidelity National Financial, Inc. and Joint Lead Arranger and Bookrunner in the refinancing of the Company's debt facility in 2013, for which UBS received aggregate fees of approximately $1.0 million and $0.45 million, respectively. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and Parent and, accordingly, may at any time hold a long or short position in such securities. UBS has neither performed services for nor collected any fees from Parent since January 1, 2013.
The Merger-Background to the Merger
The following disclosure supplements the last paragraph under - Background to the Merger appearing on page 35 of the Definitive Proxy Statement.
Other than for the events described in the section of the Definitive Proxy Statement entitled “Background to the Merger”, at no time during the two-year period immediately prior to July 12, 2015 did any potential acquirer of the Company either express to the Company’s board of directors or senior management a serious interest in acquiring the Company or enter into a non-disclosure agreement with the Company in connection with a potential acquisition by such person of the Company. As of both the date of filing of the Definitive Proxy Statement and the date of the filing of this supplemental disclosure, neither the Company nor any of its subsidiaries is party to an agreement with any person, other than H Partners, that would preclude such person from making an offer to acquire the Company that is superior to the Merger contemplated by the Merger Agreement.
The Board is not aware of any discussions having taken place on or prior to July 12, 2015 between members of Company management, on the one hand, and Parent and/or its subsidiaries on the other hand, regarding the continued employment of such persons by the Company or any of its subsidiaries following the Merger.

The Merger-Certain Company Forecasts
The following disclosure supplements the information set forth in the seventh paragraph under - Certain Company Forecasts appearing on page 47 of the Definitive Proxy Statement.
The following table sets forth a reconciliation of Adjusted EBITDA as included in the Company financial forecasts to its most directly comparable U.S. GAAP measure: net income (loss) attributable to common stockholders. Company management typically does not prepare projections for net income (loss) attributable to common stockholders when preparing internal projections and did not prepare any such projections as part of the Company financial forecasts. However, net income (loss) attributable to common stockholders as set forth in the table below has been prepared on the basis of data used by the Company in preparing the Company financial forecasts. All amounts in the table below are in millions unless otherwise specified.

	LTM 6/30/2015E	FY2015E	FY2016E	FY2017E	FY2018E	FY2019E

Net Income	12.8	44.7	36.9	61.4	65.8	69.5
Interest	18.6	17.7	21.9	21.6	21.4	21.2
Taxes	0.7	12.3	24.0	26.7	28.9	34.3
Restructuring& Impairment (1)	3.4	0.6	5.0	0.0	0.0	0.0
Depreciation & Amortization	74.3	70.9	71.2	61.6	61.6	61.6
Other Adjustments(2)	7.8	(15.2)	0.0	0.0	0.0	0.0

Adjusted EBITDA	117.6	131.0	159.0	171.3	177.7	186.6
Notes:

(1)
This line item includes adjustments related to the Company’s proposed consolidation of its aftermarket production for North America at a new facility located in Mexico on the Mexico/Texas border. With respect to the column of this table entitled “LTM 6/30/2015E”, this line item additionally includes the actual restructuring and impairment charges described in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015.

(2)
“Other Adjustments” includes an aggregate assumed amount for miscellaneous adjustments for fiscal year 2015, but not for fiscal years 2016 through 2019, such as stock-based compensation expenses, litigation settlements and related legal fees, the net-impact of one-time core settlements with customers, purchase accounting finished goods inventory step-up costs related to the Company’s March 1, 2015 acquisition of Maval Manufacturing, Inc. and fees related to the December 31, 2014 reorganization transaction. Specific adjustment amounts were not assumed for any such individual item.

Set forth below is a derivation of unlevered free cash flow from Adjusted EBITDA. All amounts in the table below are in millions unless otherwise specified:

	2H2015E(1)	FY2016E	FY2017E	FY2018E	FY2019E

Adjusted EBITDA	80.3	159.0	171.3	177.7	186.6
less Depreciation and Amortization(2)	(20.4)	(47.7)	(47.7)	(47.7)	(47.7)
Adjusted EBITDA Less Adjusted Depreciation and Amortization	59.9	111.3	123.6	130.0	138.9
less Taxes(3)	(19.8)	(36.7)	(40.8)	(42.9)	(45.8)
After-Tax Adjusted EBITDA Less Adjusted Depreciation and Amortization	40.1	74.6	82.8	87.1	93.1
plus Depreciation and Amortization	20.4	47.7	47.7	47.7	47.7
less Capital Expenditures	(19.4)	(28.0)	(26.0)	(25.0)	(28.0)
plus (Increase) / Decrease in Working Capital	(10.3)	(21.4)	(13.2)	(9.2)	(9.7)
less Other Restructuring Charge(4)	0.0	(5.0)	0.0	0.0	0.0
Unlevered Free Cash Flows	30.8	67.9	91.3	100.6	103.1
Notes:

(1)
Each of the figures in this column is calculated by subtracting the applicable actual figure for the months of January 2015 through and including May 2015, and applicable estimated figure for the month of June, 2015, from applicable estimated figure for the whole of fiscal year 2015, in each case as set forth in or incorporated into the first table set forth on page 47 of the Definitive Proxy Statement.

(2)
Excludes estimated non-tax deductible depreciation and amortization related to the FNF reorganization transaction of $15.3 million for the second half of 2015, $23.5 million for fiscal year 2016, $13.9 million for fiscal year 2017, $13.9 million for fiscal year 2018 and $13.9 million for fiscal year 2019.

(3)	Assumes a 33% tax rate.

(4)	This line item includes adjustments related to the Company’s proposed consolidation of its aftermarket production for North America at a new facility located in Mexico on the Mexico/Texas border.

Cautionary Statements Regarding Forward-Looking Information
Some of the statements contained in this Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995.
These statements include declarations regarding intents, beliefs, estimates and current expectations of the Company. In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue,” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such estimates, assumptions, risks, uncertainties and other factors include, but are not limited to, those related to (i) the likelihood that the transaction is consummated on a timely basis or at all, including whether government approvals sought in connection with the transaction will be obtained (or obtained within the time periods anticipated) and whether the other conditions required to complete the transaction will be met (or met within the time periods anticipated), (ii) whether the expected benefits of the transaction will be realized, (iii) the risk that, and uncertainty as to whether, costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, suppliers and other counterparties) related to the transaction may be greater than expected, and (iv) future financial results and liquidity, (v) development of new products and services, (vi) the effect of competitive products or pricing, (vii) the effect of commodity and raw material prices, (viii) the impact of supply chain cost management initiatives,

(ix) restructuring risks, (x) customs duty claims, (xi) litigation uncertainties and warranty claims, (xii) conditions in the automotive industry, (xiii) foreign currency fluctuations, (xiv) costs related to re-sourcing and outsourcing products and (xv) the effect of economic conditions.
These forward-looking statements are also qualified by, and should be read together with the “Forward-looking Statements”, the “Risk Factors” and the other statements in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q, and other filings, in each case as filed with the Securities and Exchange Commission (SEC) and available at www.sec.gov, and investors should refer to such risk factors and other statements in evaluating the forward-looking statements contained in the this Form 8-K.
Any forward-looking statements speak only as to the date this Form 8-K, and the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events except as otherwise required by law. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible for the Company to assess the impact of any such factor on its business (viewed independently or together) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
Additional Information and Where to Find It

This Form 8-K may be deemed to be solicitation material in respect of the proposed acquisition of the Company by BorgWarner. In connection with the proposed acquisition, the Company filed a definitive proxy statement on Schedule 14A on August 18, 2015 (which the Company commenced disseminating to stockholders of record on August 20, 2015 and completed disseminating to stockholders of record on August 21, 2015) and, as applicable, the Company and BorgWarner have filed and/or may file further relevant materials with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN, OR AS APPLICABLE, WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain the documents (including the definitive proxy statement) free of charge at the SEC’s web site, http://www.sec.gov, or the Company’s web site, http://www.remyinc.com under “Investors - SEC Filings”.

Participants in Solicitation
The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2015. Investors may obtain additional information regarding the interest of such participants by reading the Definitive Proxy Statement.